SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to 14a-12


                           EXTENDED STAY AMERICA, INC.

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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1. Title of each class of securities to which transaction applies:

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      2. Aggregate number of securities to which transaction applies:

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      3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

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      5. Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:________________________________________________
      2. Form Schedule or Registration Statement No.:___________________________
      3. Filing Party:__________________________________________________________
      4. Date Filed:____________________________________________________________

THIS FILING CONSISTS OF A PRESS RELEASE ISSUED BY THE COMPANY ANNOUNCING THE DECLARATION OF A CASH DIVIDEND.



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For Immediate Release            Contact: For Extended Stay America, Inc.
                                          Corry W. Oakes III, President and COO
                                          James A. Ovenden, CFO
                                          (864) 573-1600


          Extended Stay America, Inc. Announces Quarterly Cash Dividend

                                 to Stockholders



Spartanburg, SC - April 14, 2004 - Extended Stay America, Inc. (NYSE: ESA), a leading provider of extended stay lodging, today announced that its Board of Directors declared a cash dividend of $0.04 per share payable on May 4, 2004, to stockholders of record on April 16, 2004.

As previously announced, on March 5, 2004 ESA entered into a merger agreement with affiliates of The Blackstone Group that provides for the acquisition of ESA by affiliates of The Blackstone Group for $19.625 per share. ESA will hold a special meeting of stockholders on Friday, May 7, 2004, at 10:00 a.m. Eastern Standard Time, at 100 Dunbar Street, Spartanburg, SC, for the purpose of voting on the adoption of the merger agreement. Stockholders of record of ESA as of the close of business on Thursday, April 8, 2004, will be entitled to vote at the special meeting. Completion of the merger is subject to satisfaction of certain conditions, including obtaining stockholder approval of the merger agreement between ESA and affiliates of The Blackstone Group and satisfying the other conditions to the merger.

In connection with the proposed merger, the Company filed a definitive proxy statement with the Securities and Exchange Commission on April 9, 2004. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ON THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Company at the Securities and Exchange Commission's web site at www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, Attention: Corry W. Oakes, III, 100 Dunbar Street, Spartanburg, SC 29306, Telephone: (864) 573-1615.

Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Company's SEC filings.